Exhibit 99.1

NEWS RELEASE

Dawson Geophysical Company

508 W. Wall, Suite 800

Midland, TX 79701

Company contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FOURTH QUARTER AND YEAR END 2022 RESULTS

MIDLAND, Texas, March 13, 2023/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its fourth quarter and fiscal year ended December 31, 2022.

For the fourth quarter ended December 31, 2022, the Company reported revenues of $14,662,000, an increase of approximately 35% compared to $10,840,000 for the comparable quarter ended December 31, 2021. For the fourth quarter of 2022, the Company narrowed its net loss to $2,779,000 or $0.12 loss per common share compared to a net loss of $6,981,000 or $0.30 loss per common share for the fourth quarter of 2021. The Company narrowed its EBITDA loss to $500,000 for the quarter ended December 31, 2022 compared to negative EBITDA of $4,266,000 for the quarter ended December 31, 2021. Included in the fourth quarter income statement is $2,966,000 of other income related to an Employee Retention Credit refund dating back to 2021 and related to the COVID-19 pandemic.

For the year ended December 31, 2022, the Company reported revenues of $37,480,000, an increase of approximately 52% compared to $24,695,000 for the year ended December 31, 2021. For the year ended December 31, 2022, the Company narrowed its net loss to $20,451,000 or $0.86 loss per common share compared to a net loss of $29,091,000 or $1.23 loss per common share for the year ended December 31, 2021. The Company narrowed its EBITDA loss to $10,834,000 for the year ended December 31, 2022 compared to negative EBITDA of $16,453,000 for the year ended December 31, 2021. Included in the 2022 fiscal year end results are transaction charges of $2,872,000 in the first quarter related to the previously completed tender offer and proposed merger with a subsidiary of Wilks Brothers, LLC, which resulted in Wilks Brothers, LLC owning 74.6% of all outstanding shares of the company.

The Company began the fourth quarter with three small to mid-sized channel count crews operating in the lower 48 in October and dropped to one mid-size crew intermittently in November and a large channel count crew in late December. Project timing was, and continues to be, impacted by delays in securing necessary land access agreements on behalf of the Company’s clients. Activity in Canada began earlier than in recent seasons with up to three small channel count crews operating in the back half of the fourth quarter and continuing to operate today.

For the full year, the Company experienced low utilization rates, particularly during the second and third quarters of 2022 as demand for seismic services remained at historically low levels in North America. Bid activity and client discussions improved in the third and fourth quarter and activity levels improved in the fourth quarter. Visibility continues to improve into 2023 as does project timing related to land access agreements and project readiness.

First quarter 2023 activity in the lower 48 began with a large channel count crew operating on a project that began late in the fourth quarter of 2022. After completion of that project in January, the operation of a mid-size channel count crew began in February. The Company is currently operating two mid-sized crews, one of which began operations in early March. Based on currently available information and discussion with its clients, the Company believes it will continue operation of two mid-sized crews into the third quarter of 2023. Client discussions continued to increase early in 2023 and the Company believes demand for services is sufficient to maintain one to two mid-sized crews well into the second half of 2023. In Canada, the Company is currently operating four crews of increased capacity from the fourth quarter of 2022 and anticipates operating all four crews through the remainder of the Canadian season which typically ends in late March or early April.

The Company's Board of Directors approved a capital budget of $5,000,000 for 2022 and the Company did not spend a significant portion of such budget in 2022. Capital expenditures were $1,778,000 for the year ended December 31, 2022, primarily for rolling stock, recording equipment and maintenance capital requirements. The Company's Board of Directors has approved an initial capital budget of $5,000,000 for 2023.

Cash, restricted cash and short-term investments at December 31, 2022 were $19,179,000 compared to $30,461,000 at December 31, 2021. Working capital was $22,277,000 at December 31, 2022 compared to $35,268,000 at December 31, 2021.

Stephen C. Jumper, CEO and President of Dawson Geophysical, said, “North American seismic activity remained challenged through much of 2022 as exploration and production companies maintained their focus on capital discipline and shareholder return strategies that resulted in lower spending levels, particularly for seismic services. While market conditions remain challenging, we experienced an uptick in client discussions and bid activity late in 2022. Such improvements have carried over into 2023 and provide optimism with regards to 2023 visibility and activity levels. Our current order book reflects an increase in both the number and size of projects from recent years as well as more geographic diversity outside of the Permian and Delaware basins. Our order book, as well as recently completed projects, includes 3D seismic surveys related to carbon capture and sequestration. Project readiness issues continue to improve as we slowly emerge from the recent deep downturn in the geophysical industry.”

Jumper continued, “Our near term outlook has improved from recent years as exploration and production companies begin to increase production and spending levels. According to the Energy Information Administration’s Short-Term Energy Outlook, crude oil production in the United States is anticipated to reach 12.4MM barrels of oil per day in 2023 and 12.6MM barrels per day in 2024, surpassing the previous record of 12.3MM barrels per day in 2019. In addition, in a recent Dallas Federal Reserve energy survey (December 7 -15), which included management responses from 148 oil and gas companies, 64 percent of respondents surveyed reported that they will slightly or significantly increase capital spending in 2023.”

Jumper concluded, “Despite challenges in the past few years, our balance sheet remains strong, our ability to retain and rehire qualified personnel is unmatched in the industry, and the commitment we have to our valued clients endures. We look forward capitalizing on opportunities for our shareholders as they arise in 2023.”

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, and depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under GAAP, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These risks include, but are not limited to, the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the U.S. Securities and Exchange Commission (the “SEC”); the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 13, 2023. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

	(unaudited)
Operating revenues	$14,662	$10,840	$37,480	$24,695

Operating costs:
Operating expenses	14,902	10,769	37,910	29,016
General and administrative	3,283	4,050	13,785	12,046
Depreciation and amortization	2,337	2,780	9,795	12,863
	20,522	17,599	61,490	53,925

Loss from operations	(5,860)	(6,759)	(24,010)	(29,230)

Other income (expense):
Interest income	172	44	316	220
Interest expense	(7)	(5)	(31)	(21)
Other income (expense), net	57	(287)	415	(86)
Gain from employee retention credit	2,966	—	2,966	—
Loss before income tax	(2,672)	(7,007)	(20,344)	(29,117)

Income tax (expense) benefit	(107)	26	(107)	26

Net loss	(2,779)	(6,981)	(20,451)	(29,091)

Other comprehensive income (loss):
Net unrealized income (loss) on foreign exchange rate translation	175	85	(1,063)	190

Comprehensive loss	$(2,604)	$(6,896)	$(21,514)	$(28,901)

Basic loss per share of common stock	$(0.12)	$(0.30)	$(0.86)	$(1.23)

Diluted loss per share of common stock	$(0.12)	$(0.30)	$(0.86)	$(1.23)

Weighted average equivalent common shares outstanding	23,812,329	23,643,934	23,782,796	23,570,455

Weighted average equivalent common shares outstanding - assuming dilution	23,812,329	23,643,934	23,782,796	23,570,455

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$13,914	$25,376
Restricted cash	5,000	5,000
Short-term investments	265	265
Accounts receivable, net of allowance for doubtful accounts of $250 at December 31, 2022 and 2021	6,945	8,905
Employee retention credit receivable	3,035	—
Prepaid expenses and other current assets	8,876	3,313
Total current assets	38,035	42,859

Property and equipment	244,830	253,066
Less accumulated depreciation	(226,703)	(226,717)
Property and equipment, net	18,127	26,349

Right-of-use assets	4,010	4,435
Intangibles, net	369	395

Total assets	$60,541	$74,038

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,015	$2,580
Accrued liabilities:
Payroll costs and other taxes	1,973	1,066
Other	1,178	1,338
Deferred revenue	7,199	1,344
Current maturities of notes payable and finance leases	275	302
Current maturities of operating lease liabilities	1,118	961
Total current liabilities	15,758	7,591

Long-term liabilities:
Notes payable and finance leases, net of current maturities	207	8
Operating lease liabilities, net of current maturities	3,331	3,942
Deferred tax liabilities, net	136	20
Total long-term liabilities	3,674	3,970

Commitments and contingencies	—	—

Stockholders' equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized, 23,812,329 and 23,692,379 shares issued, and 23,812,329 and 23,643,934 shares outstanding at December 31, 2022 and 2021, respectively	238	237
Additional paid-in capital	155,413	155,268
Accumulated deficit	(112,469)	(92,018)
Treasury stock, at cost; 0 and 48,445 shares at December 31, 2022 and 2021, respectively	—	—
Accumulated other comprehensive loss, net	(2,073)	(1,010)
Total stockholders' equity	41,109	62,477

Total liabilities and stockholders' equity	$60,541	$74,038

Reconciliation of EBITDA to Net Loss

(amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss	$(2,779)	$(6,981)	$(20,451)	$(29,091)
Depreciation and amortization	2,337	2,780	9,795	12,863
Interest (income) expense, net	(165)	(39)	(285)	(199)
Income tax expense (benefit)	107	(26)	107	(26)
EBITDA	$(500)	$(4,266)	$(10,834)	$(16,453)

Reconciliation of EBITDA to Net Cash Used in Operating Activities

(amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(4,392)	$(10,677)	$(8,961)	$(16,050)
Changes in working capital and other items	4,142	6,848	(462)	1,142
Non-cash adjustments to net loss	(250)	(437)	(1,411)	(1,545)
EBITDA	$(500)	$(4,266)	$(10,834)	$(16,453)